Exhibit 16.1

June 17, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Innospec Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01(a) of Form 8-K, as part of the Form 8-K of Innospec Inc. dated June 17, 2011. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP,101 Barbirolli Square, Lower Mosley Street, Manchester M2 3PW
T: +44 (0) 161 245 2000, F: +44 (0)161 245 2910, www.pwc.co.uk